Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

May 24, 2002

Dear Sir / Madam:

We have read paragraphs (a)(i) through (a)(v) of Item 4 included in the Form 8-K dated May 24, 2002, of Horseshoe Gaming Holding Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

/s/ Thomas M. Roche

Thomas M. Roche

Copy to:	Kirk Saylor Chief Financial Officer and Treasurer Horseshoe Gaming Holding Corp.